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                                                                     Exhibit 3.2

                                   BY-LAWS OF

                         VIASOURCE COMMUNICATIONS, INC.

                               ARTICLE I - OFFICES

                  1. Registered Office. The registered office of the Corporation shall be at the location set forth in the Certificate of Incorporation, or at any such other place as may be fixed from time to time by the Board of Directors.

                  2. Other Offices. The Corporation may have additional offices at such other places within or without the State of New Jersey as the Board of Directors may from time to time determine.

                      ARTICLE II - STOCKHOLDERS' MEETINGS

                  1. Place of Meetings. All meetings of Stockholders of the Corporation shall be held at the registered office of the Corporation in New Jersey, or at such place within or without New Jersey as may be fixed from time to time by the Board of Directors.

                  2. Annual Meetings. The annual meeting of the Stockholders shall be held each year at ten o'clock in the forenoon, on the first Monday of the month in which the Certificate of Incorporation was filed with the Secretary of State of New Jersey. If said day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday at the same hour. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

                  3. Special Meetings. Special meetings of the Stockholders may be called only by (a) the Board of Directors, (b) the Chairman of the Board of Directors, if one shall have been elected or (c) the President of the Corporation, at any time. Upon written request to the Corporation of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notice of such meeting to be held at such time requested. If for any reason, the Secretary fails to give notice of such meeting within five (5) days after receipt by the Corporation of the request, any officer, director or other person named by the person or persons calling the meeting, may send out notice of such meeting.

                  4. Notice of Meetings. Written notice of the time, place and purpose or purposes of every meeting of the Stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each Stockholder of record entitled to vote at the meeting.

                  5. Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced and the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the

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adjourned meeting, a notice of the adjourned meeting shall be given to each
Stockholder of record entitled to notice on the new record date.

                  6. Waiver of Notice. Notice of a meeting need not be given to any Stockholder who signs a Waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting the lack of notice of such meeting prior to the conclusion of such meeting shall constitute a waiver of notice by him.

                  7. Action Without Meeting. Any action required or permitted to be taken at a meeting of Stockholders by statute, or the Certificate of Incorporation or the By-Laws of the Corporation, may be taken without a meeting if all the Stockholders entitled to vote thereon consent thereto in writing. The written consents of the Stockholders consenting thereto shall be filed with the minutes of proceedings of Stockholders.

                  8. Fixing Record Date. In order to determine the Stockholders of the Corporation entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to determine the Stockholders entitled to payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix a date as the record date for such determination of Stockholders. Such date shall be no more than sixty (60) days prior to the date of the action which requires such determination, and, in the case of a Stockholders' meeting, such date shall not be less than ten (10) days prior to such meeting.

                  9. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Stockholders entitled to vote at a Stockholders' meeting or at any adjournment thereof.

         Such list shall:

         (1) be arranged alphabetically within each class and series, with the addresses of, and the number of shares held by each Stockholder;

         (2) be produced at the time and place of the meeting;

         (3) be subject to the inspection of any Stockholder during the whole time of the meeting; and

         (4) be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any meeting.

         If the requirements of this section have not been complied with, the meeting shall, on the demand of any Stockholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting prior to the making of such demand.

                  10. Proxies. Every Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for

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him by proxy. Every proxy must be signed by the Stockholder or his agent. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided thereon, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the Stockholder but such proxy shall continue in force until revoked by the personal representative or guardian of the Stockholder. The presence at any meeting of any Stockholder who has given a proxy shall not revoke such proxy unless the Stockholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy.

                  11. Officers of Meeting. Meetings of the Stockholders shall be presided over by the President, or if he is not present, by a Vice President, or if a Vice President is not present, by a Chairman to be chosen by the Stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or in the event he is absent, an Assistant Secretary, if any, shall act as secretary of the meeting, or if an Assistant Secretary is not present, the meeting shall choose any person present to act as secretary of the meeting.

                  12. Quorum of Stockholders. Unless otherwise provided by statute or in the Certificate of Incorporation, the holders of a majority of the shares entitled to cast the votes shall constitute a quorum at such meeting. The Stockholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. Less than a quorum may adjourn.

                  13. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders, unless otherwise provided in the Certificate of Incorporation.

                  14. Vote Required. Whenever any action is to be taken by a vote of the Stockholders, it shall be authorized by a majority of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote thereat, unless a greater plurality is required by statute or the Certificate of Incorporation or By-Laws of the Corporation.

                  15. Order of Business. The order of business at all meetings of Stockholders shall be as follows:

                  (a)      call of meeting to order;

                  (b)      proof of notice or waiver of notice of meeting;

                  (c)      roll call, a quorum being present, then

                  (d) reading of minutes of last previous meeting of Stockholders;

                  (e)      report of officers;

                  (f)      reports of committees;

                  (g)      election of directors;

                  (h)      unfinished business; and

                  (i)      new business.

                  NOMINATIONS. Nominations of persons for election to the Board of Directors by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any Stockholder of record of the Corporation who was a Stockholder of record at the time of the giving of the notice provide for in this Section 16, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 16.

                  For nominations to be properly brought before an annual meeting by a Stockholder pursuant to this Section 16, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and if the Stockholder, or the beneficial owner on whose behalf any such nomination is made, solicits or participates in the solicitation of proxies in support of such nomination, the Stockholder must have timely indicated such Stockholder's, or such beneficial owner's, intention to do so as hereinafter provided. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the first anniversary of the preceding year's annual meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; and (b) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, and (iii) whether either such Stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such nominee or nominees.

                  Notwithstanding anything in this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any Stockholder of record of the Corporation who is a Stockholder of record at the time of giving of notice provided for in this Section 16, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
16. Nominations by Stockholders of persons for election to the Board of Directors may be made at such a special meeting of Stockholders if the Stockholder's notice required by this Section 16 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                  Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors. The officer of the Corporation or other person presiding over the meeting shall have the power and the duty to determine whether a nomination proposed to be brought before the meeting has been made in compliance with the procedures set forth in this
Section 16 and, if any proposed nomination is not in compliance with this
Section 16, to declare that such defective proposed nomination shall not be presented for Stockholder action at the meeting and shall be disregarded.

                  For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing provisions of this section, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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                            ARTICLE III - DIRECTORS

                  1. Board of Directors. The property, affairs and business of the Corporation shall be managed by or under the direction of a Board of Directors. Unless changed by the Board of Directors pursuant hereto the number of directors shall be eight. The number of Directors shall be fixed from time to time by action of at least a majority of the members of the Board of Directors then in office, but in no event shall such number of directors of the Corporation be less than one nor more than fifteen; PROVIDED, HOWEVER, that no decrease in the number of Directors constituting the entire Board of Directors shall shorten the term of any Director then serving on the Board.


                  2. Term of Directors. Directors (other than such directors, if any, as are elected by holders of preferred stock of the Corporation voting as a separate class) shall be divided into three classes, which shall be as nearly equal in number as possible. Except as hereinafter provided, Directors shall be elected at the annual meeting of Stockholders. The term of office of the first class shall expire at the 2001 annual meeting of Stockholders, the term of office of the second class shall expire at the 2002 annual meeting of Stockholders and the term of office of the third class shall expire at the 2003 annual meeting of Stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Stockholders, commencing with the 2001 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.


                  3. Newly Created Directorships. Any increased number of Directors shall be elected at the next regular annual meeting or at a special meeting called for this purpose.

                  4. Vacancies. Any vacancy or vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors, or by a sole remaining Director.

                  5. Resignations. If one or more Directors resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the term or terms of office of such Director and Directors so elected to commence when such resignation or resignations shall become effective.

                  6. Meetings of Directors. Meetings of the Board of Directors may be held either within or without New Jersey. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Regular meetings may be held without notice. Special meetings may be held at any time upon call of the President or any Director, upon written notice to each Director either personally or by mail at least one day prior to the day of the meeting. Notice of any meeting need not be given to any Director who signs a Waiver of Notice, whether before or after the meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment. A meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the Stockholders. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. No action of the Board of Directors shall be valid unless taken upon the approval of at least a majority of the Directors present.

                  7. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall have at least three members.

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Any such committee, to the extent provided in the resolution of the Board of
Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders, the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. A majority of the members of a committee shall be necessary to constitute a quorum for the transaction of business. No action of any such committee shall be valid unless taken upon the approval of at least a majority of the members.

                  8. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting, if, prior or subsequent to such action, all Directors or members of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or committee.

                  9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

                  10. Removal of Directors. Any Director may be removed for cause by the Stockholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Directors. If the Certificate of Incorporation so provides, any Director may be removed without cause by like vote of the Stockholders.

         Any Director or Directors may be removed from office for cause by the Board of Directors or suspended pending a final determination that cause exists for removal.

                  11. Compensation. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their service as Directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings. Any Director receiving compensation hereunder shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

                             ARTICLE IV - OFFICERS

                  1. Officers. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. In addition, there may be one or more Vice Presidents, one or more Assistant

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Secretaries, and such other officers as the Board of Directors may deem necessary. Any two or more offices may be held by the same person.

                  2. Election of Officers. The officers may be elected by the Board of Directors from time to time.

                  3. Removal of Officers. Any officer may be removed from office, with or without cause, at any time, by the Board of Directors.

                  4. Vacancies. Any vacancy in an office, however caused, may be filled for the unexpired term by the Board of Directors.

                  5. President. The President shall be the chief executive officer and head of the Corporation. He shall preside at all meetings of the Stockholders and the Board of Directors, shall have general supervision of the affairs of the Corporation, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

                  6. Vice President. The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President.

                  7. Secretary. The Secretary shall attend all meetings of the Stockholders, Directors and committees, and shall record the minutes of all proceedings and all votes in a book belonging to the Corporation to be kept for that purpose. He shall give proper notice of all such meetings, and shall perform such other duties as are assigned to him from time to time by the Board of Directors.

                  8. Treasurer. The Treasurer shall be the custodian of the Corporation's monies. He shall deposit all monies and other valuable effects of the Corporation in the name and to the credit of the Corporation, in such depositaries as may be designated by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements of monies in books belonging to the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render, at the request of the President or the Board of Directors, whenever required, an account of all his transactions as Treasurer, and of the financial condition of the Corporation. In addition, the Treasurer shall perform such duties as are properly required of him by the Board of Directors.

                  9. Subordinate Officers. Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions from time to time.

                  10. Delegation of Duties. In case of the absence or disability of any officer of the Corporation, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, Director, or other person whom it may select.

                  11. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.
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                          ARTICLE V - CERTIFICATES FOR
                              SHARES AND DIVIDENDS

                  1. Certificates Representing Shares. The interest of each Stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby, and signed by the President, or a Vice President, and by the Secretary or the Treasurer, or an Assistant Secretary or Assistant Treasurer, and sealed with the seal of the Corporation or a facsimile thereof.

                  2. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, and on surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

                  3. Stockholder of Record. The Corporation shall be entitled to treat the person in whose name shares of stock stand on the books of the Corporation as the holder and owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

                  4. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost, destroyed or stolen shall make an affidavit or affirmation of that fact, and shall give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, and shall comply with such other requirements as the Board may determine, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the certificate alleged to be lost, destroyed or stolen, but always subject to the approval of the Board of Directors.

                  5. Preemptive Rights. Except as otherwise provided in the Certificate of Incorporation, the Corporation may issue or deliver unissued or treasury shares, or option rights, or securities having conversion or option rights, without first offering them to existing Stockholders.

                  6. Dividends. The Corporation may, from time to time, by action of the Board of Directors, declare and pay dividends or make other distributions of its outstanding shares in cash or other property, including the shares or bonds of other Corporations, except when the Corporation is insolvent or it would thereby be made insolvent, or when the payment or distribution would be contrary to any restrictions contained in the Certificate of Incorporation.

                         ARTICLE VI - CORPORATE ACTIONS

                  1. Bank Accounts. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

                  2. Shares Held in Other Corporations. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                          ARTICLE VII - MISCELLANEOUS

                  1. Amendment of By-Laws. The Board of Directors shall have the power to alter, amend or repeal these By-Laws and to adopt new By-Laws, from time to time. By-Laws made by the Board may be altered or repealed, and new By-Laws made, by the Stockholders.

                  2. Corporate Seal. The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                  3. Notices. All notices required to be given by law, or the Certificate of Incorporation, or these By-Laws, shall be given in writing either personally, or by mail, postage prepaid, addressed to the person at his address appearing on the books of the Corporation. Any such notice may be waived. Notices to the Corporation shall be addressed to the registered office of the Corporation.

                  4. Loans. The Corporation shall be empowered to lend money. The Corporation shall also be empowered to lend money to, guarantee any obligation of, or otherwise financially assist, any officer or other employee of the Corporation who is also a Director thereof, provided, however, that such loan, guarantee, or other financial assistance has been authorized by a majority of the entire Board of Directors of said Corporation. The loan, guarantee or other financial assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board may determine.

                  5. Indemnification. The Corporation shall indemnify any person who may serve or who has served at any time as a director or officer, or who at the request of the Board of Directors of the Corporation may serve or at any time has served as a director or officer of another corporation in which the Corporation at such time owned or may own shares or of which it was or may be a creditor, and his heirs and legal representatives, against any and all expenses, including amounts paid upon judgments, court costs, counsel fees, and amount paid in settlement (before or after suit is commenced), actually and necessarily incurred by such person in connection with the defense or settlement of any claim, which may be asserted against him, or action, suit or proceeding, including any civil, criminal or administrative action, suit or proceeding, in which he is a party, by reason of being or having been a director or officer of the Corporation or of such other corporation. Such right of indemnification shall be in addition to, and not exclusive of, all other rights of indemnification to which such director or officer may be entitled under any law, by-law, agreement, vote of directors or stockholders, or otherwise.